                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                             PROTOCOL SYSTEMS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                                     [LOGO]

                           8500 S.W. CREEKSIDE PLACE
                              BEAVERTON, OR 97008
                                 (503) 526-8500

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 12, 1997

                             ---------------------

To the Shareholders of
Protocol Systems, Inc.:

    NOTICE IS HEREBY GIVEN that the annual meeting of shareholders (the "Annual Meeting") of Protocol Systems, Inc. (the "Company") will be held on Monday, May 12, 1997, at 10:00 a.m., local time, at the Company's offices at 8500 S.W. Creekside Place, Beaverton, Oregon 97008 for the following purposes:

    1. ELECTION OF DIRECTORS. To elect two directors, each for a three-year term;

    2. RATIFICATION OF APPOINTMENT OF AUDITORS. To ratify the appointment by the Board of Directors of KPMG Peat Marwick LLP as independent auditors of the Company for the fiscal year ending December 31, 1997; and

    3. OTHER BUSINESS. To transact such other business as may properly come before the meeting or any adjournments thereof.

    The Board of Directors of Company has fixed the close of business on March 14, 1997 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Only shareholders of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

                                          By Order of the Board,

                                          /s/ James B. Moon
                                          James B. Moon
                                          CHAIRMAN OF THE BOARD, PRESIDENT AND
                                          CHIEF EXECUTIVE OFFICER

Beaverton, Oregon
April 3, 1997

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE DATE, SIGN AND COMPLETE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                             PROTOCOL SYSTEMS, INC.
                           8500 S.W. CREEKSIDE PLACE
                              BEAVERTON, OR 97008
                                 (503) 526-8500

                            ------------------------

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 12, 1997

                             ---------------------

                                  INTRODUCTION

GENERAL

    This Proxy Statement is being furnished to the shareholders of Protocol Systems, Inc., an Oregon corporation ("Protocol" or the "Company"), as part of the solicitation of proxies by the Company's Board of Directors (the "Board of Directors") from holders of the outstanding shares of Protocol common stock, par value $.01 per share (the "Common Stock"), for use at the Company's Annual Meeting of Shareholders to be held at 10:00 a.m. on May 12, 1997, and at any adjournments or postponements thereof, (the "Annual Meeting"). At the Annual Meeting, shareholders will be asked to elect two members of the Board of Directors, ratify the appointment by the Board of Directors of KPMG Peat Marwick LLP as independent auditors of the Company for the fiscal year ending December 31, 1997, and transact such other business as may properly come before the meeting or any adjournments thereof. This Proxy Statement, together with the enclosed proxy card, is first being mailed to shareholders of Protocol on or about April 3, 1997.

SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

    The Board of Directors has fixed the close of business on March 14, 1997 as the record date for the determination of the shareholders entitled to notice of and to vote at the Annual Meeting. Accordingly, only holders of record of shares of Common Stock at the close of business on such date will be entitled to vote at the Annual Meeting, with each such share entitling its owner to one vote on all matters properly presented at the Annual Meeting. On the record date, there were approximately 5,100 beneficial holders of the 8,796,259 shares of Common Stock then outstanding. The presence, in person or by proxy, of a majority of the total number of outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting.

    If the enclosed form of proxy is properly executed and returned in time to be voted at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. EXECUTED BUT UNMARKED PROXIES WILL BE VOTED FOR THE ELECTION OF THE TWO NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS AND FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1997. The Board of Directors does not know of any matters other than those described in the Notice of Annual Meeting that are to come before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the proxy will vote the shares represented by such proxy upon such matters as determined by a majority of the Board of Directors.

    The presence of a shareholder at the Annual Meeting will not automatically revoke such shareholder's proxy. A shareholder, may, however, revoke a proxy at any time prior to its exercise by filing a written notice of revocation with, or by delivering a duly executed proxy bearing a later date to, Corporate Secretary, Protocol Systems, Inc., 8500 S.W. Creekside Place, Beaverton, Oregon 97008, or by attending the Annual Meeting and voting in person. All valid, unrevoked proxies will be voted at the Annual Meeting.

                             ELECTION OF DIRECTORS

    At the Annual Meeting, two directors will be elected, each for a three-year term. Unless otherwise specified on the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election as directors of the persons named below as nominees. The Board of Directors believes that the nominees will stand for election and will serve if elected as directors. However, if either of the persons nominated by the Board of Directors fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other person as the Board of Directors may recommend.

    Under the Company's bylaws, the directors are divided into three classes composed of two directors each. The term of office of only one class of directors expires in each year, and their successors are elected for terms of three years and until their successors are elected and qualified. There is no cumulative voting for election of directors.

    INFORMATION AS TO NOMINEES AND CONTINUING DIRECTORS. The following table sets forth the names of the Board of Directors' nominees for election as a director and those directors who will continue to serve after the Annual Meeting. Also set forth is certain other information with respect to each such person's age at April 2, 1997, principal occupation or employment during the past five years, the periods during which he has served as a director of Protocol and positions currently held with Protocol.

                                                      DIRECTOR     EXPIRATION
                                            AGE         SINCE        OF TERM             POSITIONS HELD WITH PROTOCOL
                                            ---      -----------  -------------  ---------------------------------------------
NOMINEES:
  Ronald S. Newbower, Ph.D............          53         1994          1997    Director
  Frank E. Samuel, Jr.................          57         1994          1977    Director

CONTINUING DIRECTORS:
  William New Jr., M.D................          54         1992          1998    Director
  James B. Moon.......................          51         1987          1998    Chairman of the Board, President and Chief
                                                                                   Executive Officer
  Steven E. Wynne.....................          45         1996          1999    Director
  David F. Bolender...................          64         1996          1999    Director

    RONALD S. NEWBOWER, PH.D. Dr. Newbower was elected to the Board of Directors in 1994. Dr. Newbower has been Senior Vice President, Research and Technology, since 1994 and was Vice President for Research and Technology Affairs of the Massachusetts General Hospital ("MGH") and Associate General Director for Research and Technology Affairs of MGH from 1990 to 1994. Dr. Newbower has held appointments at MGH since 1973, where he has served as Deputy Director of the Division of Research Affairs, Director of Technology Development of the Office of Technology Affairs, and Director of the Department of Biomedical Engineering. He is currently also Associate Professor of Anaesthesia, Harvard-MIT Division of Health Sciences and Technology, Associate Professor of Anaesthesia, Harvard Medical School, and Lecturer in Electrical Engineering, Massachusetts Institute of Technology.

    FRANK E. SAMUEL, JR. Mr. Samuel was elected to the Board of Directors in 1994. Mr. Samuel has been President of Edison BioTechnology Center, an economic development organization for the biomedical technology field in the State of Ohio, since February 1995. Prior to that date, Mr. Samuel was an independent consultant engaged in the business of advising senior management on governmental policy and regulation of health care and medical technology since 1990. Mr. Samuel was President of the Health Industry Manufacturers Association ("HIMA"), a national trade association representing medical technology manufacturers, from 1984 to 1989. Mr. Samuel also serves on the Boards of Directors of STERIS Corporation and Life Technologies, Inc.

    WILLIAM NEW, JR., M.D. Dr. New was elected to the Board of Directors in 1992. Dr. New was a founder of Nellcor, a manufacturer of electronic patient monitoring and measurement instruments. He served as a member of the Board of Directors of Nellcor from 1981 to 1989, and as Chairman from 1981 to 1988. Since August 1991, Dr. New has been Chairman of the Board of Directors of Natus Medical, Inc., which designs and manufactures infant hearing assessment products. Since August 1991, Dr. New also has served as Chief Executive Officer of the Novent Group, a medical industry consulting firm.

    JAMES B. MOON. Mr. Moon joined the Company in September 1986 and became its President and Chief Executive Officer in 1987. He also serves as Chairman of the Board of Directors. Mr. Moon came to the Company from SpaceLabs, Inc., a medical instrument manufacturer, where he was director of systems architecture for five years. Previously, he was an engineering manager for Intel Corporation. Mr. Moon also serves on the Board of Directors of OrCAD, Inc.

    STEVEN E. WYNNE. Mr. Wynne was elected to the Board of Directors in 1996. Mr. Wynne has served as President and Chief Executive Officer of adidas America, Inc. since 1995. Mr. Wynne was a partner in the law firm of Ater Wynne Hewitt Dodson & Skerritt, LLP, Protocol's legal counsel, from 1984 to 1996. Mr. Wynne also serves on the Board of Directors of Planar Systems, Inc.

    DAVID F. BOLENDER. Mr. Bolender was elected to the Board of Directors in 1996. Mr. Bolender is Chairman of the Board of Directors of Electro Scientific Industries, Inc. and has served in that capacity since 1992. From January 1989 to December 1991 Mr. Bolender served as President of the Electric Operations Group of PacifiCorp.

    BOARD OF DIRECTORS COMMITTEES AND NOMINATIONS BY SHAREHOLDERS. The Board of Directors acts as a nominating committee for selecting nominees for election as directors. The Company's bylaws also permit shareholders to make nominations for the election of directors, if such nominations are made pursuant to timely notice in writing to the Company's Secretary. To be timely, notice must be delivered to, or mailed to and received at, the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the date of the meeting, provided that at least 60 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders. If less than 60 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received by the Company not later than the close of business on the tenth day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made. Public disclosure of the date of the Annual Meeting was made by the issuance of a press release on March 11, 1997. A shareholder's notice of nomination must also set forth certain information specified in
Article III, Section 3.15 of the Company's bylaws concerning each person the shareholder proposes to nominate for election and the nominating shareholder.

    The Board of Directors has appointed a standing Audit Committee which, during the fiscal year ended December 31, 1996, conducted four meetings. The members of the Audit Committee currently are Dr. New and Mr. Bolender. The Audit Committee reviews the scope of the independent annual audit, the independent public accountants' letter to the Board of Directors concerning the effectiveness of the Company's internal financial and accounting controls and the Board of Directors' response to that letter, if deemed necessary. The Board of Directors also has appointed a Compensation Committee which reviews executive compensation and makes recommendations to the full Board regarding changes in compensation, and also administers the Company's stock option plans. During the fiscal year ended December 31,

1996, the Compensation Committee held two meetings. The members of the Compensation Committee currently are Messrs. Bolender and Wynne.

    During 1996 the Company's Board of Directors held five meetings. Each incumbent director attended more than 75% of the aggregate of the total number of meetings held by the Board of Directors and the total number of meetings held by all committees of the Board on which he served during the period that he served, except Mr. Samuel, who attended 60% of the meetings.

    See "Management--Executive Compensation" for certain information regarding compensation of directors.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF ITS NOMINEES FOR DIRECTOR. If a quorum is present, the Company's bylaws provide that directors are elected by a plurality of the votes cast by the shares entitled to vote. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting, but are not counted and have no effect on the determination of whether a plurality exists with respect to a given nominee.

                                   MANAGEMENT

EXECUTIVE OFFICERS

    The following table sets forth certain information with respect to the executive officers of the Company.

         NAME                AGE                                POSITION
-----------------------      ---      ------------------------------------------------------------
James B. Moon                    51   President, Chief Executive Officer and Chairman of the Board
                                        of Directors

Craig M. Swanson                 54   Vice President, Finance, Chief Financial Officer and
                                        Secretary

James P. Fee, Jr.                51   Vice President, Marketing and Sales

Lawrence C. Gray                 49   Vice President, Engineering

Carl P. Hollstein, Jr.           57   Vice President, Manufacturing

Allen L. Oyler                   51   Vice President, Human Resources and Administration

James P. Welch                   45   Vice President, Business and Market Development

    Information concerning the principal occupation of Mr. Moon is set forth under "Election of Directors." Information concerning the principal occupation during at least the last five years of the executive officers of the Company who are not also directors of the Company is set forth below.

    CRAIG M. SWANSON. Mr. Swanson joined the Company in 1988 as Vice President, Finance, and Chief Financial Officer. He was elected Secretary in 1990. Before joining the Company, Mr. Swanson was President and Chief Operating Officer of Receptor Corporation, a biotechnology company, from 1987 to 1988, and Chief Financial Officer of Scientific Computer Systems Corporation from 1984 to 1987. Mr. Swanson has more than 10 years of public accounting experience with Price Waterhouse and Arthur Young & Company.

    JAMES P. FEE, JR. Mr. Fee joined the Company in 1988 as Vice President, Marketing and Sales. Mr. Fee spent the previous 14 years with Physio Control Corporation, a manufacturer of cardiac defibrillators and subsidiary of Eli Lilly and Company. From 1987 to November 1988, Mr. Fee was Vice President of Marketing and from 1982 to 1987 Vice President of Sales and Service of Physio Control Corporation.

    LAWRENCE C. GRAY. Mr. Gray joined the Company in 1991 as Director, Systems Engineering, and became Vice President, Engineering in February 1995. Prior to joining the Company, Mr. Gray was Director of Engineering for Racal-Milgo Information Systems.

    CARL P. HOLLSTEIN, JR. Mr. Hollstein joined the Company in 1993 as Vice President, Manufacturing. Before joining the Company, Mr. Hollstein was a self-employed management consultant from 1991 to 1993. From 1978 to 1991, Mr. Hollstein worked for Intel Corporation, holding a variety of positions, including Engineering Manager; General Manager, Development Systems Operation; and Director of Quality Systems Group.

    ALLEN L. OYLER. Mr. Oyler joined the Company in 1993 as Director, Human Resources and was elected Vice President, Human Resources and Administration effective January 1, 1994. Prior to joining the Company, Mr. Oyler was Director, Human Resources at SpaceLabs from 1984 to 1993.

    JAMES P. WELCH. Mr. Welch joined the Company in 1991 as Vice President, Engineering, became Vice President, Quality Systems in July 1994 and became Vice President, Business and Market Development in December 1996. Prior to joining the Company, Mr. Welch served for ten years as Director of Hospital Clinical Engineering, Special Assistant to the Office of Technology Affairs and Associate Director of the Anesthesia Bioengineering Unit at Massachusetts General Hospital, in Boston, Massachusetts.

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

    The following table provides certain summary information concerning compensation of the Company's Chief Executive Officer and each of the five other most highly compensated executive officers of the Company (the "named executive officers") for the fiscal years ending December 31, 1994, 1995 and 1996.

                                                                                                     LONG-TERM
                                                                                                   COMPENSATION
                                                                                                   -------------
                                                                                                    SECURITIES
                                                                             ANNUAL COMPENSATION    UNDERLYING
                                                                            ---------------------  STOCK OPTIONS
NAME AND PRINCIPAL POSITION                                        YEAR       SALARY      BONUS       GRANTED
---------------------------------------------------------------  ---------  ----------  ---------  -------------
James B. Moon..................................................       1996  $  180,385  $  74,204       50,000
  President, Chief Executive Officer and                              1995     158,351     40,500       --
  Chairman of the Board of Directors                                  1994     149,226     35,299       40,000

Craig M. Swanson...............................................       1996     130,000     75,218       23,000
  Vice President, Finance                                             1995     125,651     32,284       --
  Chief Financial Officer and Secretary                               1994     119,438     21,190       24,000

James P. Fee, Jr...............................................       1996     120,400     84,452       25,000
  Vice President, Marketing and Sales                                 1995     115,598     74,818       --
                                                                      1994     109,381     51,439       24,000

Lawrence C. Gray...............................................       1996     120,000     59,511       20,000
  Vice President, Engineering                                         1995     115,309     25,485       10,000

Carl P. Hollstein, Jr..........................................       1996     115,400     57,017       21,000
  Vice President, Manufacturing                                       1995     107,794     24,107       --
                                                                      1994      99,516     17,655       --

James P. Welch.................................................       1996     115,000     57,017       33,000
  Vice President, Business and Market Development                     1995     107,794     24,107       --
                                                                      1994     100,000     17,673       --

STOCK OPTIONS

    The following table sets forth information concerning options granted to the named executives during the year ended December 31, 1996 under the Company's 1992 Stock Incentive Plan.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                POTENTIAL REALIZABLE
                                                                                                  VALUE AT ASSUMED
                                                                                                  ANNUAL RATES OF
                                        NUMBER OF     PERCENT OF                                    STOCK PRICE
                                       SECURITIES    TOTAL OPTIONS                                APPRECIATION FOR
                                       UNDERLYING     GRANTED TO      EXERCISE                     OPTION TERM(2)
                                         OPTIONS       EMPLOYEES        PRICE     EXPIRATION   ----------------------
NAME                                   GRANTED(1)       IN 1996       PER SHARE      DATE          5%         10%
-------------------------------------  -----------  ---------------  -----------  -----------  ----------  ----------
James B. Moon........................      25,000           4.51%     $   13.88      3/11/06   $  218,148  $  552,830
                                           25,000           4.51          12.13     12/11/06      190,634     483,103

Craig M. Swanson.....................      12,000           2.16          13.88      3/11/06      104,711     265,358
                                           11,000           1.98          12.13     12/11/06       83,879     212,566

James P. Fee.........................      12,000           2.16          13.88      3/11/06      104,710     265,358
                                           13,000           2.34          12.13     12/11/06       99,130     251,214

Lawrence C. Gray.....................      10,000           1.80          13.88      3/11/06       87,259     221,132
                                           10,000           1.80          12.13     12/11/06       76,254     193,241

Carl P. Hollstein, Jr................      10,000           1.80          13.88      3/11/06       87,259     221,132
                                           11,000           1.98          12.13     12/11/06       83,879     212,565

James P. Welch.......................      15,000           2.71          13.88      3/11/06      130,889     331,698
                                           18,000           3.25          12.13     12/11/06      137,256     347,834

------------------------

(1) Options granted in 1996 become exercisable starting 12 months after the grant date, with one-quarter of the options becoming exercisable at that time and with an additional one-quarter of the options becoming exercisable on the second, third and fourth anniversary dates of the option grant, respectively.

(2) The amounts shown are hypothetical gains based on the indicated assumed rates of appreciation of the Common Stock compounded annually for a ten-year period. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock and overall stock market conditions. There can be no assurance that the Common Stock will appreciate at any particular rate or at all in future years.

OPTION EXERCISES AND HOLDINGS

    The following table provides information, with respect to the named executive officers, concerning the exercise of options during the last fiscal year and unexercised options held as of December 31, 1996.

                                                              NUMBER OF SECURITIES       VALUED OF UNEXERCISED
                                                             UNDERLYING UNEXERCISED           IN-THE-MONEY
                                    SHARES                     OPTIONS AT FY-END           OPTIONS AT FY-END*
                                  ACQUIRED ON    VALUE     --------------------------  --------------------------
NAME                               EXERCISE     REALIZED   EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
--------------------------------  -----------  ----------  -----------  -------------  -----------  -------------
James B. Moon...................      --           --          42,375        73,125     $ 219,469    $   115,156
Craig M. Swanson................       5,000   $   77,775      80,167        38,000       700,797         97,375
James P. Fee, Jr................      10,000      191,800      85,834        39,500       779,527         97,000
Lawrence C. Gray................       3,000       49,819      17,500        28,500       164,050         47,750
Carl P. Hollstein, Jr...........      --           --          22,500        28,500       129,375         52,750
James P. Welch..................      --           --          23,834        34,500       215,414         22,125

------------------------

*Based on a December 31, 1996 closing stock price of $13.00 per share.

DIRECTOR COMPENSATION

    The members of the Company's Board of Directors are reimbursed for out-of-pocket and travel expenses incurred in attending Board meetings. In addition, nonemployee members of the Board of Directors receive a $5,000 annual retainer, $1,000 for each Board meeting attended and $500 for each meeting of a committee of the Board attended. Under the Company's 1993 Stock Option Plan for Nonemployee Directors (the "1993 Plan"), each person who becomes a nonemployee director automatically receives an initial option to purchase 10,000 shares of the Company's Common Stock immediately following the annual meeting at which such director is first elected to the Board of Directors. The initial option grant vests ratably on an annual basis over three years. Each nonemployee director automatically receives additional annual grants of options to purchase 3,000 shares after each annual meeting of shareholders (provided the nonemployee director continues to serve in that capacity) which are fully vested and exercisable on the date of grant. Each option expires ten years from the date of its grant. Outstanding options will expire earlier if an optionee terminates service as a director before the end of the ten year term. The exercise price of options granted under the 1993 Plan may not be less than the fair market value of a share of Common Stock on the date of grant of the option. Dr. Newbower is precluded from participating in the 1993 Plan by the policies of his employer, Massachusetts General Hospital. Accordingly, Dr. Newbower receives an additional $2,000 for each Board meeting attended in lieu of receiving stock options under the 1993 Plan.

COMPENSATION COMMITTEE REPORT

    Under rules established by the Securities and Exchange Commission (the "SEC"), the Company is required to provide certain data and information in regard to the compensation and benefits provided to the Company's Chief Executive Officer and the four other most highly compensated executive officers. In fulfillment of this requirement, the Compensation Committee has prepared the following report for inclusion in this Proxy Statement.

    COMPENSATION PHILOSOPHY. The Compensation Committee of the Board of Directors, which is responsible for reviewing and evaluating the compensation of the Company's executive officers, approves and recommends to the Board of Directors compensation and award levels for executive officers of the Company. With regard to compensation actions affecting Mr. Moon, all of the nonemployee members of the Board of Directors act as the approving body.

    The executive compensation program of the Company has been designed to:

    - Support a pay for performance policy that is tied to corporate and individual performance;

    - Motivate executive officers to achieve strategic business initiatives and reward them for their achievement;

    - Provide compensation opportunities which are comparable to those offered by similarly-sized medical and technology-based companies;

    - Align the interest of executives with the long-term interest of shareholders through award opportunities that can result in ownership of Common Stock.

    Currently, the executive compensation program is comprised of a base salary, cash bonus opportunities and long-term incentive opportunities in the form of stock options, along with benefits offered to all employees of the Company. As an executive's level of responsibility increases, a greater portion of his or her potential total compensation opportunity is based on performance incentives and less on salary and employee benefits, causing greater variability in the individual's total compensation level from year-to-year.

    SALARIES. The base salaries of the Company's executive officers, except the Chief Executive Officer, were not changed in 1996.

    BONUS PLAN. Bonuses represent an opportunity for each executive officer to earn additional cash compensation in an amount tied to a percentage of each such officer's base salary. The percentages of base salary targeted for bonus payout for executive officers for 1996 were established by the Compensation Committee. Actual bonus payments to such executive officers depend upon the extent to which the Company achieves its profit plan for the year. Actual bonus payments to executive officers (other than Mr. Fee) for 1996 ranged from 49% to 58% of base salary, based on the Company exceeding its overall profit plan for 1996. Mr. Fee's bonus plan for 1996 was based on Company sales and expense levels, and such bonus payment amounted to approximately 70% of base salary for 1996.

    STOCK PLANS. The long-term, performance-based compensation of executive officers takes the form of option awards under the Company's 1992 Stock Incentive Plan (the "1992 Plan"), which is designed to align a significant portion of the executive compensation program with long-term shareholder interests. The 1992 Plan permits the granting of several different types of stock-based awards. The Compensation Committee believes that equity-based compensation ensures that the Company's executive officers have a continuing stake in the long-term success of the Company. All options granted by the Company have been granted with an exercise price equal to the market price of the Company's Common Stock on the date of grant and, accordingly, will only have value if the Company's stock price increases. In granting options under the 1992 Plan, the Compensation Committee generally takes into account each executive's responsibilities, relative position in the Company and past grants.

    CHIEF EXECUTIVE OFFICER COMPENSATION. Effective January 8, 1996, the Board of Directors acting on the recommendation of the Compensation Committee, increased Mr. Moon's salary from $165,000 to $181,000. In developing its recommendation as to Mr. Moon's compensation, the Committee considered a number of factors, including surveys and analyses of compensation levels in similarly-sized companies in the same industry, analyses of compensation levels in similar companies in the Company's local geographic area and the Company's improved performance in revenue and net income in 1995 as compared to 1994. Mr. Moon received a bonus for 1996 of $74,204, which was paid in accordance with the terms of a bonus plan established by the Compensation Committee for Mr. Moon for 1996. The 1996 bonus plan for Mr. Moon established a target bonus of 63.5% of his base salary. The plan established an earnings per share target that had to be achieved for Mr. Moon to receive the target bonus. Additionally, the 1996 bonus plan established a payout percentage based on Mr. Moon's successful completion of several goals and objectives. Mr. Moon's actual bonus for 1996 amounted to approximately 41% of his base salary for 1996, reflecting partial achievement of target levels of sales, net income, stock price and other objectives. Mr. Moon also was granted options to purchase 50,000 shares of Common Stock in 1996 pursuant to the 1992 Plan.

COMPENSATION COMMITTEE

Steven E. Wynne
David F. Bolender

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During the fiscal year ended December 31, 1996, the members of the Compensation Committee were Messrs. Wynne and Bolender.

STOCK PERFORMANCE GRAPH

    The following graph compares the monthly cumulative total returns for the Company, the Nasdaq Stock Market Index and an index of peer companies selected by the Company.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

             PROTOCOL SYSTEMS,
                   INC.             NASDAQ STOCK MARKET (US COMPANIES)    SELF-DETERMINED PEER GROUP
3/24/92                  100.000                                 100.000                     100.000
3/31/92                   93.617                                  97.476                      96.782
4/30/92                    72.34                                  93.296                      93.049
5/29/92                   46.808                                  94.508                     102.804
6/30/92                   42.553                                  90.813                      96.849
7/31/92                   55.319                                   94.03                     100.791
8/31/92                   53.191                                  92.185                      91.521
9/30/92                   59.574                                  94.544                      97.424
10/30/92                  54.255                                  98.267                     104.093
11/30/92                  56.383                                 106.086                     116.019
12/31/92                  65.957                                 109.991                     111.808
1/29/93                   76.596                                 113.122                      97.301
2/26/93                    63.83                                 108.902                      81.581
3/31/93                   59.574                                 112.054                      74.994
4/30/93                   48.936                                 107.272                     065.700
5/28/93                   59.574                                 113.680                     074.530
6/30/93                   67.021                                 114.205                      73.619
7/30/93                   76.596                                 114.340                     072.560
8/31/93                  081.915                                 120.250                      73.196
9/30/93                   89.362                                 123.831                     072.210
10/29/93                  87.234                                 126.614                      75.437
11/30/93                  85.106                                 122.838                      75.491
12/31/93                  91.489                                 126.262                      74.041
1/31/94                   78.723                                 130.095                      81.321
2/28/94                   91.489                                 128.879                      84.049
3/31/94                   85.106                                 120.952                      76.828
4/29/94                  063.830                                 119.383                      80.259
5/31/94                  066.090                                 119.674                     082.130
6/30/94                   53.191                                 115.298                      79.936
7/29/94                   61.702                                 117.662                      76.872
8/31/94                   70.213                                 125.163                      82.484
9/30/94                   76.596                                 124.843                      83.405
10/31/94                  78.723                                 127.297                      92.274
11/30/94                  78.723                                 123.074                     095.770
12/30/94                  76.596                                 123.419                      94.615
1/31/95                   84.043                                 124.111                      96.429
2/28/95                   74.468                                 130.675                      97.245
3/31/95                   92.553                                 134.548                     102.069
4/28/95                   80.851                                 138.783                     102.824
5/31/95                   79.707                                 142.362                     110.600
6/30/95                   85.106                                 153.899                     113.041
7/31/95                   92.553                                 165.211                     126.520
8/31/95                  100.532                                 168.560                     129.622
9/29/95                   97.872                                 172.436                      127.13
10/31/95                  85.106                                 171.448                     142.024
11/30/95                  88.298                                 175.473                     144.611
12/29/95                  89.362                                 174.539                     145.523
1/31/96                  106.383                                 175.402                     151.462
2/29/96                  123.404                                 182.086                     158.173
3/29/96                  143.617                                 182.692                     151.982
4/30/96                  165.957                                 197.851                     121.307
5/31/96                  211.702                                 206.935                     130.484
6/28/96                  195.744                                 197.606                     120.419
7/31/96                  147.872                                 190.005                     117.214
8/30/96                  160.638                                  190.09                     123.852
9/30/96                  141.489                                 204.639                     111.034
10/31/96                  91.489                                 202.376                     101.349
11/29/96                 110.638                                 214.899                     108.767
12/31/96                 110.638                                 214.675                     116.835
1/31/97                    86.17                                 229.924                     102.013
2/28/97                   76.084                                 217.384                     102.428

    The total cumulative return on investment (change in stock price plus reinvested dividends) for each of the periods for the Company, the peer group and the Nasdaq Stock Market Index is based on the stock price or index on March 24, 1992, the date of the Company's initial public offering.

    The above graph compares the performance of the Company with that of the Nasdaq Stock Market Index and a group of peer companies with the investment weighted on market capitalization. Companies in the peer group are as follows:
SpaceLabs Medical, Inc., Datascope Corp., Criticare Systems, Inc., Nellcor Puritan Bennett and Marquette Electronics, Inc.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act") requires the Company's directors and officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Such persons also are required to furnish the Company with copies of all Section 16(a) reports they file.

    Based solely on its review of the copies of such reports received by it with respect to fiscal 1996, or written representations from certain reporting persons, the Company believes that all filing requirements applicable to its directors, officers and persons who own more than 10% of a registered class of the Company's equity securities have been complied with for fiscal 1996.

              STOCK OWNED BY MANAGEMENT AND PRINCIPAL SHAREHOLDERS

    The following table sets forth certain information regarding the ownership of the Common Stock as of March 14, 1997 with respect to: (i) each person known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) each of the Company's directors, (iii) each of the Company's named executive officers, and (iv) all directors and executive officers as a group.

                                                                                   SHARES OF
                                                                                  COMMON STOCK         PERCENT OF
                                                                                  BENEFICIALLY        COMMON STOCK
NAME AND BUSINESS ADDRESS                                                           OWNED(1)           OUTSTANDING
----------------------------------------------------------------------------  --------------------  -----------------
Kopp Investment Advisors, Inc.(2)...........................................          975,900                11.1%
  6600 France Avenue South, Suite 672
  Edina, MN 55435

Wellington Management Company, LLP(3).......................................          744,000                 8.5
  75 State Street
  Boston, MA 02109

Westport Asset Management, Inc.(4)..........................................          552,450                 6.3
  253 Riverside Avenue
  Westport, CT 06880

David F. Bolender...........................................................            9,334               *

William New, Jr., M.D.......................................................           36,000               *

Ronald S. Newbower..........................................................           --                  --

James B. Moon...............................................................          111,190                 1.3

Frank E. Samuel, Jr.........................................................            9,000               *

Steven E. Wynne.............................................................            5,334               *

Craig M. Swanson(5).........................................................          120,496                 1.4

James P. Fee, Jr............................................................           95,350                 1.1

Carl P. Hollstein, Jr.......................................................           29,519               *

Lawrence C. Gray............................................................           25,500               *

James P. Welch..............................................................           30,642               *

Executive Officers and Directors as a group (12 persons)....................          482,881                 5.3

------------------------

 *  less than one percent

(1) Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission, and includes voting power and investment power with respect to shares. Shares issuable upon the exercise of outstanding stock options that are currently exercisable or become exercisable within 60 days from March 14, 1997 are considered outstanding for the purpose of calculating the percentage of Common Stock owned by such person, but not for the purpose of calculating the percentage of Common Stock owned by any other person. The number of shares that are issuable upon the exercise of options that are currently exercisable or exercisable within 60 days of March 14, 1997 is as follows: Dr. New--36,000; Mr. Moon--54,150; Mr. Swanson--81,167; Mr. Fee--91,045; Mr. Welch--29,084; Mr. Wynne--3,334;
    Mr. Bolender--3,334; Mr. Hollstein--25,000; Mr. Gray--22,500; and all directors and officers as a group--363,114. The table does not include shares subject to options that will be granted to Messrs. Bolender, Wynne, New and Samuel under the 1993 Stock Option Plan for Nonemployee Directors immediately after the Annual Meeting.

(2) This information as to beneficial ownership is based on a Schedule 13G filed by Kopp Investment Advisors, Inc. ("Kopp") with the Securities and Exchange Commission on January 29, 1997. The Schedule 13G states that Kopp has sole voting power as to 32,500 shares of the Company's Common Stock, sole dispositive power as to 20,000 shares of the Company's Common Stock and shared dispositive power as to 955,900 shares of the Company's Common Stock.

(3) This information as to beneficial ownership is based on a Schedule 13G filed by Wellington Management Company, LLP ("WMC") with the Securities and Exchange Commission on February 14, 1997. The Schedule 13G states that WMC, in its capacity as investment advisor, may be deemed to be the beneficial owner of 744,000 shares of the Company's Common Stock, which are owned by numerous investment counseling clients. The Schedule 13G states that WMC has shared voting power as to 175,000 shares and has shared dispositive power as to 744,000 shares of Common Stock.

(4) This information as to beneficial ownership is based on a Schedule 13G filed by Westport Asset Management, Inc. ("Westport") with the Securities and Exchange Commission on February 13, 1997. The Schedule 13G states that Westport has sole voting power and dispositive power as to 5,000 shares of the Company's Common Stock and shared voting and dispositive power as to 547,450 shares of the Company's Common Stock.

(5) Includes 6,500 shares of Common Stock owned by trusts as to which Mr. Swanson serves as trustee.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

    The Board of Directors has appointed KPMG Peat Marwick LLP to act as independent auditors for the Company for the fiscal year ending December 31, 1997, subject to ratification of such appointment by the Company's shareholders.

    Unless otherwise indicated, properly executed proxies will be voted in favor of ratifying the appointment of KPMG Peat Marwick LLP to audit the books and accounts of the Company for the fiscal year ending December 31, 1997.

    A representative of KPMG Peat Marwick LLP is expected to be present at the Annual Meeting and will be given an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL.

                  DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

    Any shareholder proposal intended for inclusion in the proxy statement and form of proxy relating to the Company's 1998 annual meeting of shareholders must be received by the Company not later than December 4, 1997, pursuant to the proxy soliciting regulations of the Securities and Exchange Commission. In addition, the Company's Bylaws require that notice of shareholder proposals and nominations for director be delivered to the Secretary of the Company not less than 60 days nor more than 90 days prior to the date of an annual meeting, unless notice or public disclosure of the date of the meeting occurs less than 60 days prior to the date of such meeting, in which event, shareholders may deliver such notice not later than the 10th day following the day on which notice of the date of the meeting was mailed or public disclosure thereof was made. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and form of proxy for such meeting any shareholder proposal which does not meet the requirements of the Securities and Exchange Commission in effect at the time.

                                 OTHER MATTERS

    As of the date of this Proxy Statement, the Board of Directors does not know of any other matters to be presented for action by the shareholders at the 1997 Annual Meeting. If, however, any other matters not now known are properly brought before the meeting, the persons named in the accompanying proxy will vote such proxy in accordance with the determination of a majority of the Board of Directors.

                              COST OF SOLICITATION

    The cost of soliciting proxies will be borne by the Company. In addition to use of the mails, proxies may be solicited personally or by telephone by directors, officers and employees of the Company, who will not be specially compensated for such activities. Such solicitations may be made personally, or by mail, facsimile, telephone, telegraph or messenger. Protocol will also request persons, firms and companies holding shares in their names or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. The Company will reimburse such persons for their reasonable expenses incurred in that connection.

                             ADDITIONAL INFORMATION

    A COPY OF THE COMPANY'S ANNUAL REPORT TO SHAREHOLDERS FOR THE FISCAL YEAR ENDED DECEMBER 31, 1996 ACCOMPANIES THIS PROXY STATEMENT. THE COMPANY IS REQUIRED TO FILE AN ANNUAL REPORT ON FORM 10-K FOR ITS FISCAL YEAR ENDED DECEMBER 31, 1996 WITH THE SECURITIES AND EXCHANGE COMMISSION. SHAREHOLDERS MAY OBTAIN, FREE OF CHARGE, A COPY OF THE FORM 10-K (WITHOUT EXHIBITS) BY WRITING TO CRAIG M. SWANSON, PROTOCOL SYSTEMS, INC., 8500 S.W. CREEKSIDE PLACE, BEAVERTON, OREGON 97008.

                                          By Order of the Board of Directors

                                          /s/ James B. Moon
                                          James B. Moon
                                          CHAIRMAN OF THE BOARD, PRESIDENT AND
                                          CHIEF EXECUTIVE OFFICER

Beaverton, Oregon
April 3, 1997

                                 PROTOCOL SYSTEMS, INC.


               THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned shareholder of Protocol Systems, Inc., an Oregon corporation (the "Company"), hereby appoints James B. Moon and William New, Jr., or either of them, with full power of substitution in each, as proxies to cast all votes which the undersigned shareholder is entitled to cast at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at 10:00 a.m. on Monday, May 12, 1997 at the Company's executive offices located at 8500 S.W. Creekside Place, Beaverton, Oregon, and any adjournments or postponements thereof upon the following matters.

1.   Election of two directors for a three-year term.


           ----                                             ----
          /   /                                            /   /
          ----                                             ----
     FOR THE NOMINEES                             WITHHOLD AUTHORITY
       LISTED BELOW                                 TO VOTE FOR ALL
  (EXCEPT AS INDICATED BELOW)                   NOMINEES LISTED BELOW


Ronald S. Newbower, Ph.D.
Frank E. Samuel, Jr.


Instruction: To withhold authority to vote for any nominee write that nominee's name(s) in this space:




2.   Ratification of appointment of auditors.


           ----                      ----                       ----
          /   /                     /   /                      /   /
          ----                      ----                       ----
          FOR                      AGAINST                  ABSTAIN

3. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.

1 - PROXY FORM

PLEASE SIGN, DATE AND RETURN THIS PROXY CARD TODAY, USING THE ENCLOSED ENVELOPE.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. UNLESS DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES LISTED IN PROPOSAL 1, FOR PROPOSAL 2 AND IN ACCORDANCE WITH THE RECOMMENDATIONS OF A MAJORITY OF THE BOARD OF DIRECTORS AS TO OTHER MATTERS. The undersigned hereby acknowledges receipt of the Company's Proxy Statement and hereby revokes any proxy or proxies previously given.

Please sign below exactly as your name appears on this Proxy Card. If shares are registered in more than one name, all such persons should sign. A corporation should sign in its full corporate name by a duly authorized officer, stating his/her title. Trustees, guardians, executors and administrators should sign in their official capacity, giving their full title as such. If a partnership, please sign in the partnership name by authorized person(s).


If you receive more than one Proxy Card, please sign and return all such cards in the accompanying envelope.


                                        -------------------------------
                                        Typed or Printed name(s)


                                        -------------------------------
                                        Authorized Signature


                                        -------------------------------
                                        Title or authority, if applicable


                                        -------------------------------
                                        Date

2- PROXY FORM